UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2025
SWEETGREEN, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41069	27-1159215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3102 36th Street Los Angeles, CA	90018
(Address of Principal Executive Offices)	(Zip Code)
(323) 990-7040
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	SG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2025, Sweetgreen, Inc. (the “Company”) announced that Youngme Moon and Valerie Jarrett will not stand for re-election as directors of the Company at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Ms. Moon’s and Ms. Jarrett’s decision to not stand for re-election was not a result of any disagreement with the Company, its management, its board of directors (the “Board”), or any committee of the Board regarding the Company’s operations, policies, or practices.

Ms. Moon and Ms. Jarrett have provided invaluable leadership and guidance to the Company, serving on the Board through the Company’s growth from a private entity to a public company. They have helped guide the Company through some of the most pivotal moments in our journey—offering their wisdom, strategic thinking, and unwavering belief in our mission to redefine fast food and build a more sustainable food system. The Company thanks them for their dedicated service and contributions.

In connection with these departures, the Board has nominated Monty Moran and Dawn Ostroff as new independent directors, to stand for election to the Board at the 2025 Annual Meeting. Each of these nominees, if elected, will serve as directors for a one-year term ending in 2026.

Monty Moran is the former co-Chief Executive Officer of Chipotle Mexican Grill, Inc., where he played a key role in scaling the company and strengthening its operational excellence. He brings deep expertise in the restaurant industry, leadership development, and operational strategy.

Dawn Ostroff most recently served as Chief Content and Advertising Business Officer at Spotify and has held executive leadership positions at Condé Nast, The CW, Lifetime, and UPN. Dawn also served on the boards of Activision Blizzard and Westfield Corporation, both of which were acquired in multi-billion-dollar deals. She brings extensive experience in brand building, consumer engagement, and digital transformation.

The Board believes that Mr. Moran and Ms. Ostroff’s collective expertise will support the Company’s continued growth and strategic evolution.

There are no arrangements or understandings between Mr. Moran or Ms. Ostroff and any other person pursuant to which either was selected to be nominated as a director.

Item 7.01 Regulation FD Disclosure.

On March 28, 2025, Jonathan Neman, Co-Founder, President, Chief Executive Officer, and Chair of the Board of Directors of the Company, sent a letter to Company employees regarding the announcements discussed under Item 5.02 above. A copy of the letter from Mr. Neman is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the election of the nominees for director and the impact of such election on Sweetgreen. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties included in the reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Letter from Jonathan Neman dated March 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETGREEN, INC.

Dated: March 28, 2025	By:	/s/ Mitch Reback
Mitch Reback
Chief Financial Officer